                                                                      Exhibit 10


                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of July 7, 2004, among Saunders Karp & Megrue LLC (the "Sellers' Representative"), Bob Evans Farms, Inc., a Delaware corporation ("Buyer"), Mimi's Cafe LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (the "Purchase Subsidiary"), and U.S. Bank National Association, as Escrow Agent (the "Escrow Agent").

                                 R E C I T A L S

                  WHEREAS, the Buyer, the Sellers' Representative, the Purchase Subsidiary, SWH Corporation, a California corporation (the "Company"), and the equity holders of the Company (the "Sellers") are parties to a Stock Purchase Agreement, dated as of June 11, 2004 (the "Purchase Agreement"), pursuant to which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, certain Shares and the holders of certain Options and/or Warrants will cancel such Options and/or Warrants, all upon the terms and subject to the conditions set forth in the Purchase Agreement.

                  WHEREAS, Section 3.4 of the Purchase Agreement provides for the calculation of the Closing Working Capital Amount and Section 3.5 of the Purchase Agreement provides for the payment by the Sellers to the Buyer of the difference between the Closing Working Capital Amount and the Estimated Closing Working Capital Amount in the event that the Closing Working Capital Amount is less than the Estimated Closing Working Capital Amount;

                  WHEREAS, the Purchase Agreement provides that $3,000,000 (the "Working Capital Hold-Back") of the Equity Purchase Price shall be deposited into escrow to provide a source of funds in the event that the Closing Working Capital Amount is less than the Estimated Closing Working Capital Amount;

                  WHEREAS, Section 7.7 and Section 10.2 of the Purchase Agreement provide for the indemnification of the Buyer Indemnitees from certain Losses that may be incurred by one or more of them; and

                  WHEREAS, the Purchase Agreement further provides that $9,100,000 (the "Hold-Back Amount") of the Equity Purchase Price shall be deposited into escrow in order to provide a source of funds for the indemnity referred to in the immediately preceding clause.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1. Appointment of Escrow Agent; Escrow Deposit. The Sellers, the Sellers' Representative and the Buyer hereby appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent accepts such appointment according to the terms and conditions set forth herein. On the date hereof, the Buyer has deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, (a) $2,715,873 in cash representing the

Working Capital Hold-Back less $284,127 representing the Option Working Capital Hold-Back and (b) $8,238,150 in cash representing the Hold-Back Amount less $861,850 representing the Option Hold-Back Amount. On July 8, 2004, (x) the Buyer shall deposit with the Escrow Agent, and the Escrow Agent shall acknowledge receipt of, $1,145,977 representing the sum of the Option Working Capital Hold-Back and the Option Hold-Back Amount and (y) the amount of the Option Working Capital Hold-Back ($284,127) shall be attributed to the Working Capital Hold-Back and the amount of the Option Hold-back Amount ($861,850) shall be attributed to the Hold-Back Amount for purposes of this Escrow Agreement. All of such aforesaid amounts, but exclusive of any interest accrued thereon, shall be hereinafter referred to as the "Escrow Deposit." The Escrow Agent shall hold, invest, reinvest, manage, administer, distribute and dispose of the Escrow Deposit in accordance with the terms and conditions of this Agreement.

                  2. Investment of Escrow Deposit. Until the termination of this Agreement, the Escrow Deposit, together with any interest earned thereon, shall be invested (as directed in written instructions to the Escrow Agent from time to time by the Sellers' Representative) solely in one or more of the investments referred to below:

                  (a) interest bearing time deposits with maturity dates of 30 days or less of any bank located within the United States of America, including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided that any amount held on deposit in any bank not having unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency shall be so invested only if such amount is fully insured by the Federal Deposit Insurance corporation ("FDIC");

                  (b) overnight bank deposits or certificates of deposit with maturity dates of 30 days or less issued by the commercial banking department (if any) of the Escrow Agent, or of any bank located in the United States of America, provided, however, that either (A) any such bank shall have unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency, or (B) the full amount of each and every certificate of deposit issued by any such bank to the Escrow Agent hereunder shall be fully insured by the FDIC;

                  (c) direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of 30 days or more;

                  (d) repurchase agreements with maturity dates of 30 days or less that are fully secured as to payment of principal and interest by collateral consisting of obligations described in Sections 2(a) through (c) above;

                  (e) commercial paper with maturity dates of 30 days or less that is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Buyer Service, Inc., or better; or

                  (f) investments in institutional money market funds investing principally in obligations permitted by Sections 2(a) through (e) above.

         In the absence of any written instructions from the Sellers' Representative to the contrary, the Escrow Agent is hereby authorized and directed to invest and reinvest the Escrow Deposit in the Escrow Agent's IMMA.

The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in the Escrow Deposit due to losses resulting from investments made pursuant to this Agreement. Absent its timely receipt of such specific written investment instruction from the Seller's Representative, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property; provided however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Escrow Deposit in Escrow Agent's IMMA described above until such investment instruction is received. The Sellers and the Buyer shall provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent by July 31, 2004. The Sellers and the Buyer understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Deposit.

                  3. Payments From Escrow. The Escrow Agent shall hold the Escrow Deposit in escrow in accordance with this Agreement and shall make payments from the Escrow Deposit only as follows or as provided in Section 8 below:

                  (a) The Buyer shall be paid such amounts as are authorized to be paid to the Buyer pursuant to Section 4 below.

                  (b) Within two Business Days after the Escrow Agent receives joint written notice of the Closing Working Capital Amount from the Buyer and the Sellers' Representative (and that the Buyer has been paid the amount due pursuant to Section 3.5.2 of the Purchase Agreement, if applicable), the Sellers' Representative shall be paid an amount equal to (i) the Working Capital Hold-Back less (ii) the amount, if any, by which the Closing Working Capital Amount is less than the Estimated Closing Working Capital Amount (which amount shall be set forth in the joint written notice delivered to the Escrow Agent by the Buyer and the Sellers' Representative).

                  (c) On July 8, 2005, the Sellers' Representative, on behalf of the Sellers, shall be paid an amount equal to the entire balance of the Escrow Deposit, including any interest earnings, then remaining less the aggregate of the then existing Claim Reserves (as defined below) for Open Claims (as defined below) and the amount of any claim not constituting an Open Claim which is described in a written notice of a claim from the Buyer in accordance with
Section 4(b) and actually received by the Escrow Agent during the period from and including July 7, 2004, to but excluding July 8, 2005.

                  (d) Within two Business Days of the Escrow Agent's having been given a joint written direction with respect to an Open Claim pursuant to
Section 4(g), (i) the Buyer shall be paid an amount equal to the aggregate amount payable to the Buyer under the joint written direction for such Open Claim and (ii) to the extent authorized in Section 4 below, the Sellers'

Representative, on behalf of the Sellers, shall be paid an amount equal to the balance of the Claim Reserve established in respect of such Open Claim, the amount of which shall be set forth in the joint written direction.

                  (e) Any payment required to be made hereunder by the Escrow Agent from the Escrow Deposit shall be delivered in accordance with joint written instructions given to the Escrow Agent by the Buyer and the Sellers' Representative, except as otherwise provided in Section 4(c) and 4(g) hereof.

                  4. Buyer Claims. The procedure for payments from the Escrow Deposit shall be as follows:

                  (a) Within two Business Days after the Escrow Agent receives joint written notice of the Closing Working Capital Amount from the Buyer and the Sellers' Representative, the Buyer shall be paid an amount equal to the amount by which the Closing Working Capital Amount is less than the Estimated Closing Working Capital Amount, which amount shall be set forth in the joint written notice delivered to the Escrow Agent by the Buyer and the Sellers' Representative. Such amount shall be applied, first, against the Working Capital Hold-Back and, second, if necessary, against the remainder of the Escrow Deposit.

                  (b) From time to time prior to July 8, 2005, if Buyer determines that Buyer or any other Buyer Indemnitee is entitled to an indemnification payment under Sections 7.7 or Section 10.2 of the Purchase Agreement, Buyer may request payment from the Escrow Deposit by giving written notice of the Buyer's claim to the Escrow Agent and to the Sellers' Representative, clarifying in such notice the nature of the claim, the amount thereof if then ascertainable and, if not then ascertainable, a good faith estimate of the estimated amount thereof (provided, however, that the Buyer shall provide the Escrow Agent and the Sellers' Representative with a specific estimated amount), and the provision(s) in the Purchase Agreement on which the claim is based and the method by and date on which such notice was given to each recipient and certifying, in the case of the notice to the Escrow Agent, that the Buyer has used reasonable efforts to confirm the actual receipt of the Sellers' Representative.

                  (c) If, within thirty (30) calendar days after actual receipt by the Escrow Agent of the written notice of a claim from the Buyer in accordance with Section 4(b), the Escrow Agent has not actually received written objection to such claim from the Sellers' Representative, the claim stated in such notice shall be conclusively deemed to be approved by the Sellers' Representative, on behalf of the Sellers, and the Escrow Agent shall promptly thereafter pay to the Buyer from the Escrow Deposit an amount equal to the amount of such claim to the extent of the funds in the Escrow Deposit, excluding the Working Capital Hold-Back.

                  (d) If within the thirty (30) day period described in Section 4(c), the Escrow Agent shall have actually received from the Sellers' Representative a written objection to the claim by the Buyer (a copy of which objection shall in each case be sent to the Buyer by the Sellers' Representative in accordance with the provisions of Section 10 below), then such claim shall be deemed to be an "Open Claim" and the Escrow Agent shall reserve within the Escrow

Deposit (excluding the Working Capital Hold-Back) an amount equal to the amount of the Open Claim (which amount for each Open Claim is referred to herein as the "Claim Reserve").

                  (e) The amount constituting the Claim Reserve for each Open Claim shall be paid by the Escrow Agent from the Escrow Deposit (excluding the Working Capital Hold-Back) to the Buyer only in accordance with a joint written instruction by Buyer and the Sellers' Representative following resolution of the Open Claim in accordance with Section 4(g) below, and any portion of the Claim Reserve for such Open Claim not so required to be paid to the Buyer shall be paid by the Escrow Agent to the Sellers' Representative in accordance with
Section 3(d) above and such Claim Reserve shall be reduced to zero; provided, that if such Open Claim is resolved prior to July 8, 2005, the remaining portion of such Claim Reserve shall not be distributed to the Sellers' Representative pursuant to clause (ii) of Section 3(d) but rather shall continue to constitute a part of the Hold-Back Amount portion of the Escrow Deposit, and shall continue to be available for additional claims by Buyer pursuant to the terms hereof.

                  (f) The parties to this Agreement hereby acknowledge and agree that all instructions, directions or other communications given on behalf of the Sellers shall be made pursuant to a writing signed by Tim Armstrong or Christopher Reilly, each a duly authorized officer of the Sellers' Representative, and shall be binding upon each Seller. The parties further acknowledge and agree that the Escrow Agent may rely upon such instructions, directions or other communications made by the Sellers' Representative as if made by each Seller. The powers conferred upon the Sellers' Representative pursuant to this Section 4(f) are coupled with an interest and are irrevocable.

                  (g) If the Sellers' Representative shall raise an objection to a claim by the Buyer within the 30-day period referred to in Section 4(d) above, the Sellers' Representative and Buyer shall negotiate in good faith for a further 15-day period to determine the appropriate amount, of any, of such Open Claim. If the Sellers' Representative and the Buyer have not made such determination during such 15-day period, then, to extent such Open Claim remains in dispute, such Open Claim shall be resolved pursuant to the provisions of the Purchase Agreement.

                  5. Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Deposit and to perform in accordance with the terms and provisions of this Agreement. The Sellers, the Sellers' Representative and the Buyer agree that the Escrow Agent does not assume any responsibility for the failure of the Sellers, the Sellers' Representative or the Buyer to perform in accordance with the Purchase Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

                  (a) The Escrow Agent may conclusively rely, and shall be protected in acting or refraining from acting upon, any written notice, certification, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained which the Escrow Agent reasonably believes to be genuine and to have been signed and presented by the proper party or parties. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such party's authority, capacity, existence or identity. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity. It is understood that any references herein to joint instructions or joint written instructions or words of similar import include any instructions signed in counterpart by the Buyer and the Sellers' Representative.

                  (b) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

                  (c) The Escrow Agent may consult with, and obtain advice from, legal counsel, including in-house counsel, in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel's services shall be paid to the Escrow Agent in accordance with Section 8 below.

                  (d) The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by (i) the Purchase Agreement or any agreement of the other parties hereto (whether or not it has any knowledge thereof) or by any notice of a claim, or demand with respect thereto, or (ii) any waiver, modification, amendment, termination or rescission of this Agreement unless the Escrow Agent agrees thereto in writing.

                  (e) The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing of such resignation specifying a date (no earlier than 30 days following the date of such notice) when such resignation will take effect, provided, however, that until a successor escrow agent is appointed by the Sellers' Representative and by the Buyer and such successor accepts such appointment, the Escrow Agent shall continue to hold the Escrow Deposit and otherwise comply with the terms of this Agreement; provided further that the parties to this Escrow Agreement agree to use their commercially reasonable efforts to mutually agree on a successor escrow agent within 30 days after the giving of Escrow Agent's notice and if no such successor escrow agent shall be appointed within 30 days of the Escrow Agent providing its notice, the Escrow Agent may, at the expense of the Buyer and the Sellers, (i) appoint a successor escrow agent which shall be a national or state-chartered banking, trust or savings association, (ii) petition any court of competent jurisdiction for the appointment of a successor escrow agent or (iii) deposit the Escrow Deposit with the Clerk of the Untied State District Court for the District of New York, or with the office of the clerk of registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate. Any successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The resigning Escrow Agent shall thereupon be discharged from any further obligations under this Escrow Agreement.

                  (f) If the Escrow Agent shall merge or consolidate with another entity or shall sell all or substantially all of its corporate trust business to another entity, and such surviving entity or transferee shall have total assets in excess of $100,000,000, such surviving entity or transferee, as applicable, shall be the escrow agent under this Agreement without any further act.

                  (g) Upon delivery of all of the entire Escrow Deposit pursuant to the terms of Section 3 above or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees (not subject to appeal) of any court of competent jurisdiction which may be filed, entered or issued, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

                  (h) The Escrow Agent shall not have any responsibility or liability for the completeness, correctness or accuracy of any transactions between the Buyer and the Purchase Subsidiary, on the one hand, and the Sellers and the Sellers' Representative, on the other hand.

                  (i) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Deposit which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall without liability of any kind, be entitled to hold the Escrow Deposit pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the Escrow Deposit with the Clerk of the United States District Court for the District of New York or with the office of the clerk of registry of any other court of competent jurisdiction.

                  6. Indemnification. The Sellers, on the one hand, and the Buyer, on the other, hereby agree to jointly and severally indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties") for and to hold them harmless against any loss, liability or expense (including, without limitation, reasonable attorneys' fees and all expenses reasonably incurred in its investigation and defense and costs and expenses reasonably incurred in enforcing this right of indemnification) incurred without gross negligence or willful misconduct on the part of the Indemnified Parties arising out of or in connection with this Agreement. The provisions of this Section 6 shall survive the termination of this Agreement. The Escrow Agent shall have and does have a first lien against the Escrow Deposit to satisfy any claims for indemnification made hereunder. Notwithstanding the joint and several nature of the indemnification obligation hereunder of the Buyer and the Sellers, as between the Buyer and the Sellers, each shall be responsible for 50% of any such obligation.

                  7. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

                  8. Escrow Costs; Not Right of Set-off. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached Fee Schedule and to be reimbursed for its reasonable costs and expenses hereunder (including reasonable counsel fees), which fees, costs and expenses shall be borne 50% by Buyer and 50% by Sellers; provided, however, that any fees, costs and expenses not paid to Escrow Agent when due may be deducted by the Escrow Agent from the interest earned on the Escrow Deposit from time to time as such fees, costs and expenses are earned. If there is insufficient interest to pay such escrow costs, such costs may be deducted by the Escrow Agent from the principal in the Escrow Deposit. Buyer shall reimburse Sellers' Rep for the portion of any fees, costs and expenses deducted from the interest earned on the Escrow Deposit or from the principal of the Escrow Deposit to the extent such fees, costs and expenses were owed by Buyer and not paid to Escrow Agent when due. Nothing in this Section 8 limits the Escrow Agent's rights against the Sellers and the Buyer for the payment of amounts due the Escrow Agent under
Section 6 above or the Escrow Agent's fees, costs and expenses hereunder.

                  The Escrow Agent acknowledges and agrees that it is holding the Escrow Deposit in its capacity as escrow agent and that it has no right to apply amounts in the Escrow Deposit against any obligations of (a) the other parties to this Agreement that do not arise under this Agreement or (b) the Company.

                  9. Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

                  Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

                  10. Notices.

                  (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                           (i) if to the Buyer or the Purchase Subsidiary (and those to be copied upon notice to the Buyer), to:

                               Bob Evans Farms, Inc.
                               Corporate Headquarters
                               3776 South High Street
                               Columbus, Ohio 43207
                               Attention: Stewart Owens/Don Radkoski
                       with a copy to:

                       Vorys, Sater, Seymour and Pease LLP
                       52 East Gay Street
                       Columbus, Ohio 43215
                       Attention:  Webb I. Vorys/Ronald A. Robins, Jr.

         or at such other address as Buyer may have furnished the other parties hereto in writing;

                (ii)   if to the Sellers' Representative or the Sellers
         (and those to be copied upon notice to the Sellers' Representative), to:

                       Saunders Karp & Megrue, LLC
                       262 Harbor Drive
                       Stamford, Connecticut 06902

                       with a copy to:

                       Ropes & Gray LLP
                       One International Place
                       Boston, MA 02110
                       Attention:  Daniel S.Evans

                (iii)  if to the Escrow Agent, to:

                       US Bank National Association
                       225 Asylum Street
                       Floor 23
                       Hartford, CT 06103
                       Attention:  Cauna M. Silva, Vice President,
                                   Corporate Trust Services.

                  (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  11. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and may be amended, modified, supplemented or altered only by a writing duly executed by the Escrow Agent, the Buyer and the Sellers' Representative, and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

                  12. Assigns and Assignment. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns.

                  13. Payment and Taxation of Interest Earned on Investments of Escrow Deposit. Any and all interest or other income accrued or earned on the Escrow Deposit less amounts deducted from such interest or other income pursuant to Section 8 hereof shall be paid to the Sellers' Representative on or as promptly as practicable following September 30 and December 31 of 2005 and March 31, June 30, September 30 and December 31 of 2006 and each year thereafter in which all or any portion of the Escrow Deposit remains undistributed pursuant to the terms of this Agreement. Each of the Sellers hereby acknowledges that, for federal and state income tax purposes, the product of (i) such Seller's Seller's Percentage and (ii) interest earned on the investment of the Escrow Deposit shall be income of such Seller.

                  14. No Other Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the parties hereto, any rights or remedies under or by reason of this Agreement.

                  15. No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

                  16. Severability. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

                  17. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

                  18. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or ore counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  19. Defined Terms. Capitalized terms used in this Agreement without definition shall have the meanings ascribed thereto in the Purchase Agreement.

                  20. Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.


         ESCROW AGENT:                   U.S. Bank National Association


                                         By: /s/ Cauna M. Silva
                                            ---------------------------------
                                            Name: Cauna M. Silva
                                            Title: Vice President


         THE BUYER:                      BOB EVANS FARMS, INC.


                                         By: /s/ Stewart Owens
                                             --------------------------------
                                             Name: Stewart Owens
                                             Title: CEO


         PURCHASE SUBSIDIARY:            MIMI'S CAFE, LLC


                                         By: /s/ Stewart Owens
                                             --------------------------------
                                             Name: Stewart Owens
                                             Title: Manager and President


         THE COMPANY:                    SWH CORPORATION


                                         By: /s/ Edward Bartholemy
                                             --------------------------------
                                             Name: Edward Bartholemy
                                             Title: Treasurer


         SELLERS' REPRESENTATIVE:        SAUNDERS KARP & MEGRUE, LLC


                                         By: /s/ Christopher K. Reilly
                                             --------------------------------
                                             Name: Christopher K. Reilly
                                             Title: Partner

                                  FEE SCHEDULE


Initial fee: $3,500
Annual fee: $3,500